Exhibit 32.2
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Benda Pharmaceutical, Inc. (the “Company”) on Form 10-Q/A for the period ending March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eric Yu, Chief Financial Officer and Principal Accounting Officer & Director of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q/A for the period ending March 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q/A for the period ending March 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Benda Pharmaceutical, Inc.

Date: July 15, 2008

/s/ Eric Yu
Eric Yu CFO and Principal Accounting Officer and Director